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                                                                    Exhibit 10.2

                            STOCK PURCHASE AGREEMENT

         THIS STOCK PURCHASE AGREEMENT (the "Agreement") dated as of September 29, 2000, by among Metropolitan Health Networks, Inc. or its designee ("Buyer") and Eliseo Martinez, individually and as attorney in fact for all existing shareholders ("Seller").(1)

         WHEREAS, Buyer desires to purchase all of Seller's stock in Alpha Clinical Laboratory Corp., lnc. ("Alpha");

         WHEREAS, Seller, as the sole owner of the stock of Alpha, desires to sell all of the Shares to Buyer;

         WHEREAS, Seller and Buyer agree that this Agreement shall supercede all other agreements executed between them;

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged the parties agree as follows:

         1. PURCHASE AND SALE. Seller agrees to sell and Buyer agrees to purchase all of the Shares in Alpha on the terms and conditions of this Agreement.

         2. PURCHASE PRICE. Upon execution of this Agreement Seller shall receive the following in return for the transfer of all the shares of stock in Alpha to Buyer;

         A. Eliseo Martinez ("Martinez") shall receive 25,000 shares of common stock as restricted by SEC Rule 144 in Metropolitan Health Networks, Inc;(2)

         B. Roman Miguel ("Miguel") shall receive 10,000 shares of common stock as restricted by SEC Rule 144 in Metropolitan Health Networks, Inc.; and

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         (1) The term "Seller" shall include all owners of stock of Alpha at the time of closing. Seller owns alI of the shares of Alpha.

         (2) Martinez, Miguel and Aceituno shall have the right to sell their stock in Buyer at the first point restrictions as to sale of such stock are lifted. Seller shall notify Buyer at Closing of the date on which such restrictions are to be lifted. RIGHT OF FIRST REFUSAL - Once the restrictions have been lifted as to the stock in Metropolitan Health Networks, Inc., Buyer or its designee shall have the right to repurchase such shares from Martinez, Miguel and Aceituno at a price of $2.50 per share. Buyer or its designee shall inform Martinez, Miguel and Aceituno, in writing within five (5) days from the date of the lifting of the restrictions on such stock, of its intent to exercise its right to repurchase such shares. Failure of Buyer to exercise its rights within the five (5) day period shall be construed as its decision not to exercise such rights.




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         C. Luis Aceituno ("Aceituno") shall receive 15,000 shares of common stock as restricted by SEC Rule 144 in Metropolitan Health Networks, Inc.

         3. CLOSING. The closing of the transactions contemplated hereby (the "Closing") shall take place at offices of Lazaro J. Mur, Esq. on September ____, 2000.

         At the Closing, Seller shall deliver to Buyer certificates representing 100% of their Shares in Alpha, duly endorsed in blank and free and clear of any security interest, lien or other encumbrance.

         Seller shall also deliver to Buyer at closing, all other documents required of Seller for closing of the stock purchase hereunder.

         4. EFFECTIVE DATE. The purchase and sale shall be deemed effective as of October 2, 2000.

         5. MISCELLANEOUS.

                  5.1. NOTICE. Any notice given under this Agreement must be in writing, addressed to the party to be notified, postage prepaid and certified with return receipt requested, or by sending the notice by means of an internationally recognized next-day deliver service. For purposes of notice the address of the parties shall be:

If to Buyer:                                      If to Seller:
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500 Australian Blvd. South                        c/o Metsch & Metsch, P.A.
West Palm Beach, FL 33401                         1455 NW 14th Street
                                                  Miami, Florida 33125

Any notice shall be effective upon receipt as described in this Section. Either party may change its address for notice by written notice to the other party in accordance with this Section.

                  5.2. ENTIRE AGREEMENT. This Agreement, the documents which are schedules to this Agreement and any other contemporaneous agreements entered into by the parties contain the sole and entire agreement among the parties with respect to their subject matter and supersedes any and all other prior written or oral agreements among them with respect to such subject matter.

                  5.3. AMENDMENT. No amendment or modification of this Agreement shall be valid unless in writing and duly executed by the parties affected by the amendment or modification.





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                  5.4. BINDING EFFECT. This Agreement shall be binding upon the parties and their respective representatives, successors and assigns.

                  5.5. WAIVER. Waiver by any part of any breach of any provision of this Agreement shall not be considered as or constitute a continuing waiver of any other breach of the same or any other provision of this Agreement.

                  5.6. CAPTIONS. The captions contained in this Agreement are inserted only as a matter of convenience or reference and in no way define, limit, extend or describe the scope of this Agreement or the intent of any of its provisions.

                  5.7. CONSTRUCTION. In the construction of this Agreement, whether or not so expressed, words used in the singular or in the plural, respectively, include both the plural and the singular and the masculine, feminine and neuter genders include all other genders. Since all parties have engaged in the drafting of this Agreement, no presumption of construction against any party shall apply.

                  5.8. SECTION REFERENCES. All references to Sections contained in this Agreement shall be deemed to be references to Sections of this Agreement, except to the extent that any such reference specifically refers to another document. All references to Sections shall be deemed to also refer to all subsections of Sections, if any.

                  5.9. SEVERABILITY. In the event that any portion of this Agreement is illegal or unenforceable, it shall affect no other provisions of this Agreement, and the remainder of this Agreement shall be valid and enforceable in accordance with its terms.

                  5.10. ABSENCE OF THIRD PARTY BENEFICIARIES. Nothing in this Agreement, express at implied, is intended to (a) confer upon any entity or person other than the parties to this Agreement and their authorized successors and assigns any rights or remedies under or by reason of this Agreement as a third party beneficiary or otherwise; or (b) authorize anyone not a party to this Agreement to maintain an action or institute an arbitration proceeding pursuant to or based upon this Agreement.

                  5.11. ASSIGNMENT. This Agreement may not be assigned by any party without the written consent of all other parties. Such consent will not be unreasonably withheld.

                  5.12. GOVERNING LAW. This Agreement mid the interpretation of its terms shall be governed by the laws of the State of Florida without application of conflicts of law principles. All parties hereto waive any objection to the jurisdiction of the courts of Miami-Dade County, Florida, over is Agreement, including, but not limited to any objection based upon the inconvenience of the forum.





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                  5.13. ATTORNEYS' FEES. In the event that any litigation or other dispute resolution proceeding is commenced involving, arising out of, or relating to this Agreement, the prevailing party shall be entitled to an award of its reasonable attorneys' fees, costs, and expenses from the time that the proceeding is commenced, through any and all appeals, until any judgment or final order becomes and non-appealable.

                  5.14. COUNTERPARTS. This Agreement may be executed and delivered in two or more counterparts which shall be deemed to be an original and all of which, taken together, shall be deemed to be an original and all of which, taken together, shall be deemed to be one agreement.

         6. WARRANTIES AND REPRESENTATIONS. All representations and warranties of the parties to this agreement and all other agreements executed on even date with this agreement that are referenced in this agreement shall survive the closing of this agreement.

         7. PRIOR AGREEMENTS. Any and all prior agreements made by and among the parties to this Agreement are hereby rescinded and are null and void.

         8. INDEMNIFICATION. Buyer to Seller. Buyer hereby agrees to indemnify Seller and Dolores Magalys Martinez and defend and hold them harmless from and against all claims, damages, loses, costs and expenses (including reasonable attorneys fees, court costs and other expenses incident to any proceeding, investigation or any claim, including without limitation in any suit by Seller against Buyer) attributable directly or indirectly to the breach by Buyer of any representation or warranty made by them herein or in any instrument delivered pursuant hereto or in connection with the transactions contemplated by this Agreement concurrently executed herewith for any actions taken by itself or Alpha after September _____, 2000.

         9. RELEASE. Seller shall be released from any personal liability with respect to advances made by Buyer pursuant to the prior agreements executed by the parties.

         10. NON-SOLICITATION. Seller hereby agrees not to solicit, directly or indirectly, the customers or employees of Alpha.

         11. FURTHER ASSURANCES. Each party shall cause to be prepared, executed and delivered at Closing or immediately thereafter all other appropriate and customary documents as the other party or its counsel may reasonably request for the purpose of consummating the transactions contemplated by this Agreement to be consummated at the Closing. After the Closing, each party shall execute and deliver such additional and/or confirmatory documents, without further consideration, as the other party or its counsel shall reasonably request to further effectuate or confirm the transactions and transfers contemplated by this Agreement.





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         WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first written above.

Witness:

                                       Metropolitan Health Networks, Inc.


                                       By: /s/ Peter Feldman
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                                       /s/ Eliseo Martinez
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                                       Eliseo Martinez



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